                                                                   EXHIBIT 3.102
                                                                       EXHIBIT A

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             KATZ MEDIA CORPORATION

                                   * * * * *

     FIRST: The name of the Corporation is Katz Media Corporation.

     SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("Delaware Law").

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 100, and the par value of each such share is $.01, amounting in the aggregate to $1.

     FIFTH: The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation.

     SIXTH: Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

     SEVENTH: (1) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

     (2)(a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this ARTICLE SEVENTH shall also include the right to be paid by the Corporation for the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this ARTICLE SEVENTH shall be a contract right.

     (b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

     (3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Delaware Law.

     (4) The rights and authority conferred in this ARTICLE SEVENTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

     (5) Neither the amendment nor repeal of this ARTICLE SEVENTH, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE SEVENTH, in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

     EIGHTH: The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by Delaware Law and, with the sole exception of those rights and powers conferred under the above ARTICLE SEVENTH, all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.

                                                                       EXHIBIT A

                          CERTIFICATE OF INCORPORATION

                                       OF

                             KATZ ACQUISITION CORP.


     FIRST: The name of the corporation is KATZ ACQUISITION CORP. (the "Corporation").

     SECOND: The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent, Delaware 19901. The Prentice-Hall Corporation System, Inc., is the Corporation's registered agent at that address.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The Corporation shall have authority to issue One Thousand (1,000) shares of Common Stock, par value $1.00 per share.

     FIFTH: The Board of Directors shall have the power to make, alter, or repeal the bylaws of the Corporation, subject to the right of the stockholders of the Corporation to alter or repeal any bylaw made by the Board of Directors.

     SIXTH: The Corporation shall, to the fullest extent permitted by the provisions of the General Corporation Law of Delaware, as now or hereafter in effect, indemnify all persons whom it may indemnify under such provisions. The indemnification provided by this section shall not limit or exclude any rights, indemnities or limitations of liability to which any person may be entitled, whether as a matter of law, under the bylaws of the Corporation, by agreement, vote of the stockholders or disinterested directors of the Corporation or otherwise.

     SEVENTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of Section 102 of the General Corporation Law of Delaware, as the same may be amended and supplemented from time to time.

     EIGHTH: The election of directors of the Corporation need not be by written ballot, unless the bylaws of the Corporation otherwise provide.

     NINTH: Andrea Johnston is the Sole Incorporator and her mailing address is c/o Battle Fowler, 280 Park Avenue, New York, New York 10017.

     IN WITNESS WHEREOF, the undersigned has set her hand this 10th day of January, 1990.

                                             /s/ Andrea Johnston
                                             ------------------------
                                             Andrea Johnston
                                             Sole Incorporator
                                             c/o Battle Fowler
                                             280 Park Avenue
                                             New York, New York 10017

                               State of Delaware

                        Office of the Secretary of State
                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "KATZ ACQUISITION CORP.", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF APRIL, A.D. 1990, AT 11:30 O'CLOCK A.M.



 [DELAWARE SECRETARY'S OFFICE SEAL]          /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION: 7191893
                                                       DATE: 07-26-94

2218896 8100
944138064

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             KATZ ACQUISITION CORP.


          It is hereby certified that:

          1. The present name of the Corporation (the "Corporation") is KATZ ACQUISITION CORP., which is the name under which the Corporation was originally incorporated; and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is January 10, 1990.

          2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Articles THIRD through NINTH thereof and by substituting in lieu thereof of new Articles THIRD through NINTH which are set forth in the Restated Certificate hereinafter provided for.

          3. The provisions of the Certificate of Incorporation of the Corporation as herein amended, are hereby restated and integrated in the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of KATZ ACQUISITION CORP. without any further amendments other than the amendments herein certified and without any discrepancy between the provisions of the Certificate of Incorporation and the provisions of the said single instrument hereinafter set forth.

          4. The Corporation has not received payment for any of its stock. The amendments and the restatement of the Certificate of Incorporation herein certified have been duly adopted by the sole incorporator in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

          The Certificate of Incorporation of the Corporation, as amended and restated herein, shall read in its entirety as follows:


                     "RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             KATZ ACQUISITION CORP.

          FIRST: The name of the Corporation is KATZ ACQUISITION CORP. (the "Corporation").

          SECOND: The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent, Delaware 19901. The Prentice-

Hall Corporation Systems, Inc. is the Corporation's registered agent at that address.

          THIRD: Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware.

          FOURTH: Election and Removal of Board of Directors. Elections of members of the Board of Directors of the Corporation need not be by written ballot unless the by-laws of the Corporation so provide. The stockholders at any time may remove any or all members of the Board of Directors of the Corporation, with or without cause.

          FIFTH: Stock. The Corporation shall have authority to issue Six Million (6,000,000) shares, consisting of Three Million (3,000,000) shares designated as the "Common Stock", of the par value of $.001 per share, and Three Million (3,000,000) shares designated as the "Preferred Stock", in one or more series, of the par value of $.001 per share. The Board of Directors shall have the power to designate by resolution the powers, preferences and relative rights, and the qualifications, limitations or restrictions with respect to the Common Stock and each series of the Preferred Stock.

          SIXTH: By-Laws. The Board of Directors of the Corporation from time to time may make, alter or repeal the by-laws of the Corporation, except as such power may be limited by any one or more by-laws adopted by the stockholders.

          SEVENTH: Indemnification. The Corporation shall indemnify any and all persons who it shall have the power to indemnify from and against any and all liabilities, damages, amounts paid in settlement, costs and expenses, including attorneys' fees incurred in connection with any threatened, pending or completed claim, action, suit, proceeding or investigation arising out of or pertaining to any action or omission occurring prior to or after the date of this Certificate of Incorporation, to the full extent permitted by the Delaware General Corporation Law, as the same now exists or may hereafter be amended.

          EIGHTH: Limitation on Director's Liability. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director; provided, however, that nothing in this Article EIGHTH shall eliminate or limit the liability of any director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit."

          IN WITNESS WHEREOF, I have executed this Certificate this 26th day of April, 1990.


                                        /s/ Andrea Johnston
                                        -------------------
                                        Andrea Johnston
                                        Incorporator

                               State of Delaware

                        Office of the Secretary of State

                        ________________________________


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "KATZ ACQUISITION CORP.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF APRIL, A.D. 1990, AT 8:30 O'CLOCK A.M.




   [Seal of the                       /s/ Edward J. Freel
 State of Delaware]                   ---------------------------------------
                                      Edward J. Freel, Secretary of State


2218896    8100                                        AUTHENTICATION:  7191892
944138064                                                         DATE: 07-26-94

                               State of Delaware

                        Office of the Secretary of State

                        ________________________________


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "KATZ ACQUISITION CORP.", CHANGING ITS NAME FROM "KATZ ACQUISITION CORP." TO "THE KATZ CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF SEPTEMBER, A.D. 1992, AT 9 O'CLOCK A.M.




   [Seal of the                       /s/ Edward J. Freel
 State of Delaware]                   ---------------------------------------
                                      Edward J. Freel, Secretary of State


22188968  8100                                          AUTHENTICATION:  7191888
944138064                                                         DATE: 07-26-94

                                FIRST AMENDMENT
                                     OF THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             KATZ ACQUISITION CORP.

     The undersigned, President and Secretary, respectively, of Katz Acquisition Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, do hereby certify:

     1. a. The present name of the corporation (hereinafter the "Corporation") is Katz Acquisition Corp.;

        b. The date of filing of the original certificate of incorporation of the Corporation with the Secretary of State of Delaware is January 10, 1990.

     2. The certificate of incorporation of the Corporation, as restated, is hereby amended as hereinafter set forth.

     3. The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FIRST: ARTICLE FIRST is hereby amended to read in its entirety as follows:
          "The name of the Corporation is The Katz Corporation (the "Corporation")."

     SECOND: The first sentence of Section 6(a) of the Certificate of Designation of the 15% Preferred Stock is amended by deleting the words "on any Dividend Payment Date" and inserting in lieu thereof the words "at any time", such that such sentence as amended shall read in its entirety as follows:

          "Subject to the rights of any Senior Stock and the provisions of
          Section 3 hereof, the shares of 15% Stock may be redeemed, at the option of the Corporation, in whole or from time to time in part, at any time, at the following redemption prices (expressed in percentages of the Liquidation Price as of such Dividend Payment Date)."

     THIRD: The first sentence of Section 6(a) of the Certificate of Designation of the 25% Preferred Stock is amended by deleting the words "on any Dividend Payment Date" and inserting in lieu thereof the words "at any time," such that such sentence as amended shall read in its entirety as follows:

          "Subject to the rights of any Senior Stock and the provisions of
          Section 3 hereof, the shares of 25% Stock may be redeemed, at the option of the Corporation, in whole or from time to time in part, at any time, at the following redemption prices (expressed in percentages of the Liquidation Price as of such Dividend Payment Date)."

Dated: September 24, 1992

                                        /s/ Peter R. Goulazian
                                        -------------------------------------
                                        Peter R. Goulazian
                                        President

                              ATTEST:

                                        /s/ Arnold Sheiffer
                                        -------------------------------------
                                        Arnold Sheiffer
                                        Secretary

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                              --------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "THE KATZ CORPORATION", CHANGING ITS NAME FROM "THE KATZ CORPORATION" TO "KATZ MEDIA CORPORATION", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF JUNE, A.D. 1994, AT 3:30 O'CLOCK P.M.



                                   /s/ Edward J. Freel
[DELAWARE SECRETARY'S OFFICE SEAL] -----------------------------------
                                   Edward J. Freel, Secretary of State


                                   AUTHENTICATION:  7191887

                                             DATE:  07-26-94

2218896 8100
944138064

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:30 PM 06/20/1994
   944111638 - 2218896
                                SECOND AMENDMENT
                                     OF THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              THE KATZ CORPORATION
                Under Section 242 of the General Corporation Law

                                 -------------


     The undersigned, Executive Vice President and Assistant Secretary, respectively, of The Katz Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, do hereby certify that:

     1. The name of the corporation is The Katz Corporation (the "Corporation"). The name under which the Corporation was originally incorporated was Katz Acquisition Corp.

     2. The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of Delaware is January 10, 1990.

     3. The Certificate of Incorporation of the Corporation, as restated, is hereby amended by striking Article FIRST thereof and by substituting in lieu of said Article the following new Article FIRST:

               "FIRST: The name of the Corporation is Katz Media Corporation (the "Corporation")."

Signed and attested to on June 17, 1994.


                                   THE KATZ CORPORATION

                                   By: /s/ Arnold Sheiffer
                                       ---------------------------
                                       Arnold Sheiffer
                                       Executive Vice President


Attest:

/s/ Harvey Fenster
-----------------------------------
Harvey Fenster, Assistant Secretary